                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


         _____________________________________________________________


                                   FORM 8-K/A

         _____________________________________________________________


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) September 18, 1996
                                                      ---------------------
                          Commission File Number 23346

                             EQUITY MARKETING, INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                                    13-3534145
(State of or other jurisdiction of         (I.R.S. employer identification no.)
  incorporation or organization)


                               131 S. RODEO DRIVE
                        BEVERLY HILLS, CALIFORNIA 90212
                    (Address of principal executive offices)

                                 (310) 887-4300
              (Registrant's telephone number, including area code)



                                Not Applicable
        --------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On September 18, 1996, Equity Marketing, Inc. (the "Company") acquired EPI Group Limited, a Delaware company ("EPI"), through the purchase of all of the issued and outstanding common stock of EPI from the individual stockholders of EPI in exchange for $2,891,000 in cash plus potential additional cash consideration based upon the results of operations of the EPI business during the three-year period ending December 31, 1999 as set forth in the Stock Purchase Agreement, dated as of September 18, 1996, by and among Equity Marketing, Inc. and the stockholders of EPI. The funds used for the acquisition were provided by the Company's cash reserves on hand.

         EPI is a designer, developer, producer and marketer of promotional and retail toys and other products. Its operations are located in Southport, Connecticut. The press release issued by Equity Marketing, Inc. dated September 18, 1996 is attached hereto as Exhibit 99 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a.  Financial Statements of Business Acquired.

         1. Financial Statements of EPI Group Limited as of December 31, 1995 and for the nine months ended December 31, 1995.

                                                                                              Page
                                                                                              ----
                          Independent Auditors' Report.                                       4

                          Balance Sheet as of December 31, 1995.                              5

                          Statement of Income and Retained Earnings
                          for the nine months ended December 31, 1995.                        6

                          Statement of Cash Flows for the nine months
                          ended December 31, 1995.                                            7

                          Notes to Financial Statements.                                      9

         2. Condensed Financial Statements of EPI Group Limited as of September 30, 1996 and for the nine months ended September 30, 1996 and 1995.

                                                                                             Page
                                                                                             ----
                          Condensed Balance Sheet as of September 30, 1996.                   17

                          Condensed Statements of Operations and Retained
                          Earnings (Deficit) for the nine months ended
                          September 30, 1996 and 1995.                                        18

                          Condensed Statements of Cash Flows for the nine
                          months ended September 30, 1996 and 1995.                           19

                          Notes to Condensed Financial Statements.                            20

b.  Pro Forma Financial Information.

         Pro Forma Condensed Combining Financial Statements as of September 30, 1996 and for the nine months ended September 30, 1996 and the year ended December 31,1995.

                                                                                              Page
                                                                                              ----
                 Pro Forma Condensed Combining Balance Sheet
                 as of September 30, 1996.                                                    22

                 Pro Forma Condensed Combining Statement of Income for the
                 nine months ended September 30, 1996.                                        23

                 Pro Forma Condensed Combining Statement of Income
                 for the year ended December 31,1995.                                         24

                 Notes to Pro Forma Condensed Combining Financial Statements.                 25

c.  Exhibits.

         10.     Stock Purchase Agreement by and among Equity Marketing, Inc.
                 and the stockholders of EPI Group Limited.*

         23.1    Consent of Arthur Andersen LLP                                               28

         23.2    Consent of Shubert and Rosen, LLP                                            29

         99.     Press Release issued by Equity Marketing, Inc. dated
                 September 18, 1996.*

* Previously filed as an exhibit to Equity Marketing, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 2, 1996 incorporated herein by reference.

                          INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS
EPI GROUP LIMITED
SOUTHPORT, CT

We have audited the accompanying balance sheet of EPI Group Limited (A Delaware Corporation) as of December 31, 1995, and the related statements of income and retained earnings and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EPI Group Limited as of December 31, 1995 and the results of its operations and cash flows for the nine months then ended, in conformity with generally accepted accounting principles.


/s/ SHUBERT & ROSEN
-------------------

New York, N.Y.
May 30, 1996 except with respect to Note 13 for which the date is October 30, 1996.

                               EPI GROUP LIMITED
                                 BALANCE SHEET
                               DECEMBER 31, 1995

                                     ASSETS

CURRENT ASSETS
   Cash                                                                                            $    150,219
   Accounts receivable, less allowance for doubtful accounts of $36,300                                 872,050
   Inventory (Note 1b)                                                                                  892,294
   Prepaid expenses                                                                                      29,483
   Deferred tax asset (Notes 1e and 11)                                                                  70,888
   Due from stockholders, current portion (Note 3)                                                       54,343
                                                                                                    -----------
       TOTAL CURRENT ASSETS                                                                           2,069,277

PROPERTY AND EQUIPMENT (Notes 1c and 4)                                                                 310,090
INVESTMENT IN AFFILIATE (Notes 1h and 2)                                                                 40,000
DUE FROM STOCKHOLDERS (Note 3)                                                                           25,000
OTHER ASSETS (Notes 1d and 5)                                                                           141,945
                                                                                                    -----------
TOTAL ASSETS                                                                                        $ 2,586,312
                                                                                                    ===========

                                        LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
   Loan payable, bank (Note 6)                                                                    $     471,652
   Accounts payable                                                                                     717,104
   Accrued expenses                                                                                      76,182
   Royalties payable, conservation partners (Note 7)                                                    119,899
   Sponsorship fulfillment payable (Note 7)                                                             141,115
   Income taxes payable (Notes 1e and 11)                                                               117,886
   Due to stockholder, current portion (Note 9)                                                         164,349
   Commissions payable & other current liabilities (Note 8)                                              39,313
                                                                                                    -----------
       TOTAL CURRENT LIABILITIES                                                                      1,847,500

DEFERRED TAX LIABILITY (Notes 1e and 11)                                                                 24,925
DEFERRED RENT EXPENSE (Notes 1f and 12)                                                                  67,326
DUE TO STOCKHOLDER (Note 9)                                                                              12,500

COMMITMENTS AND CONTINGENCIES (Note 12)

STOCKHOLDERS' EQUITY
  Common stock, $.01 par value; 1,000 shares authorized, issued
        and outstanding                                                                                      10
   Capital in excess of par                                                                             120,115
   Retained earnings                                                                                    513,936
                                                                                                    -----------
      TOTAL STOCKHOLDERS' EQUITY                                                                        634,061
                                                                                                    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                         $  2,586,312
                                                                                                   ============

See accompanying notes to financial statements.

                               EPI GROUP LIMITED
                   STATEMENT OF INCOME AND RETAINED EARNINGS
                  FOR THE NINE MONTHS ENDED DECEMBER 31, 1995



 REVENUES (Note 1a)                                                                                $ 4,355,457
 COST OF GOODS SOLD (Note 1b)                                                                        1,460,215
                                                                                                   -----------
 GROSS PROFIT                                                                                        2,895,242
                                                                                                   -----------
 EXPENSES
    Salaries, payroll taxes and benefits                                                               743,972
    Royalties, commissions and other selling expenses  (Notes 7 and 8)                               1,198,518
    General and administrative expenses                                                                545,840
                                                                                                   -----------
                                                                                                     2,488,330
                                                                                                   -----------
                                                                                                       406,912
    Interest expense (including $65,322 applicable to short-term product
          financing arrangements) net of interest income of $5,412                                    (78,013)

 OTHER INCOME (Note 10)                                                                                107,694
                                                                                                   -----------
 INCOME BEFORE INCOME TAXES                                                                            436,593
 PROVISION FOR INCOME TAXES (Notes 1e and 11)                                                          178,772
                                                                                                   -----------
 NET INCOME (Per share : $257.82 - Note 1i)                                                            257,821

 RETAINED EARNINGS, BEGINNING - RESTATED (Note 13)                                                     256,115
                                                                                                   -----------
 RETAINED EARNINGS, ENDING                                                                        $    513,936
                                                                                                  ============

See accompanying notes to financial statements

                               EPI GROUP LIMITED
                            STATEMENT OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED DECEMBER 31, 1995


 CASH FLOWS FROM OPERATING ACTIVITIES

    Net income                                                                                        $   257,821

    Adjustments to reconcile net income to net cash used in operating activities
         Depreciation                                                                                      36,206
         Amortization of trademarks and license                                                             5,490
         Deferred income tax benefit                                                                      (2,853)
         Deferred rent expense                                                                             42,197
         Net interest accrued on stockholder loans                                                        (1,901)
         Gain on sale of investment                                                                       (2,845)
         Bad debt provision                                                                                29,243
    Changes in current assets and current liabilities:
         Decrease (increase) in:
             Accounts receivable                                                                        (220,149)
             Inventory                                                                                  (349,476)
             Prepaid expenses                                                                            (24,487)
         Increase (decrease) in:
          Accounts payable and accrued expenses                                                            24,261
          Royalties payable, conservation partners                                                       (49,499)
          Commissions payable and other current liabilities                                              (67,099)
          Sponsorship fulfillment payable                                                                 121,115
          Income taxes payable                                                                              8,318
                                                                                                       ----------

                                                                                                        (451,479)
                                                                                                       ----------

 NET CASH USED IN OPERATING ACTIVITIES                                                                  (193,658)
                                                                                                       ----------

 CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property and equipment                                                                  (141,153)
    Purchase of investments                                                                              (77,526)
    Sales of investments                                                                                  107,784
    Loan receivable, former investee                                                                     (53,600)
    Loan to stockholder                                                                                  (25,362)
    Investment in affiliated company                                                                     (40,000)
    Advance to affiliated company                                                                        (12,975)
    Other                                                                                                (26,721)
                                                                                                       ----------
 NET CASH USED IN INVESTING ACTIVITIES                                                                 $(269,553)
                                                                                                       ----------





                                  (continued)

                               EPI GROUP LIMITED
                            STATEMENT OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED DECEMBER 31, 1995


                                  (continued)


 CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from short term bank borrowing, net of repayments                                          $   411,694
    Proceeds of stockholder loans                                                                           175,000
                                                                                                        -----------


 NET CASH PROVIDED BY FINANCING ACTIVITIES                                                                  586,694
                                                                                                         ----------


 NET INCREASE IN CASH                                                                                       123,483


 CASH AT BEGINNING OF YEAR                                                                                   26,736
                                                                                                        -----------


 CASH AT END OF YEAR                                                                                     $  150,219
                                                                                                         ==========




 SUPPLEMENTAL DISCLOSURES
    Interest paid                                                                                        $   76,872
                                                                                                         ==========


    Income taxes paid                                                                                     $ 173,307
                                                                                                          =========





See accompanying notes to financial statements.

                               EPI GROUP LIMITED
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. The Company

EPI Group Limited was incorporated in Delaware in October, 1991. The Company is engaged in marketing and distribution of gift items for retail outlets and direct mail consumer programs. The Company specializes in the marketing of environmental cause related products and publishes related books, consumer newsletters and activity kits. The Company also provides extensive promotional marketing for Fortune 500 and other companies. The Company grants credit to customers in these industries. Consequently, the Company's ability to collect the amounts due from customers is affected by economic fluctuations in such industries.

A unique aspect of the Company's operations are numerous licensing/royalty agreements entered into with certain non-profit groups (Conservation Partners) wherein the Company promotes the Conservation Partners' activities and programs through the creation, production and distribution of "Sponsorship Activity Kits", newsletters and other promotional products (See Note 7).

b. Inventories

Inventories consist primarily of finished goods and are stated at the lower of cost or market value, on a first-in, first-out basis. (See Notes 11 and 13)

 c. Property and Equipment

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

                                                                    Years
                                                                    -----
                 Office equipment                                        7
                 Furniture, fixtures and equipment                      10
                 Leasehold improvements                             7 - 10

For federal income tax purposes, depreciation is computed using accelerated methods. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

d. Trademarks and Licenses

Trademarks and licenses are carried at cost and amortized over 15 and 2 years respectively, on a straight-line basis.

                               EPI GROUP LIMITED

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

e. Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

f. Rent Expense

Rent expense is recognized on a straight-line basis over the term of the lease. (See Note 12)

g. 401k Plan

The Company has a 401K plan covering all employees. Company contributions under this plan are discretionary. No contributions were made for the nine months ended December 31, 1995.

h. Equity Method of Accounting

The Company accounts for its 49% investment in an affiliate by use of the equity method. (See Note 2)

i. Earnings Per Share

Earnings per share are computed by dividing the net income for the period by 1,000, the number of common shares outstanding throughout the period.

j. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

k.  Change of Fiscal Year

During 1995, the Company changed its fiscal year end from March 31 to December
31. Accordingly, the 1995 fiscal period encompasses nine months.

                               EPI GROUP LIMITED
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

l. Fair Value of Financial Investments

The carrying amounts of cash, accounts receivable and accounts payable approximate fair value because of the short maturity of these financial instruments. The carrying amounts of loan payable, bank approximates fair value because the interest rate fluctuates based on market rates.

NOTE 2 - INVESTMENT IN AFFILIATE

On December 11, 1995, the Company acquired for $40,000, 49% of Synergy Corporate Technologies Ltd., a newly formed corporation whose operations commenced in January 1996.

Pursuant to the terms of this acquisition, the Company is to fund all operating requirements for a period of one year. The method of such funding is a loan, which is to be repaid, with interest at 10% per annum, beginning in 1997. At December 31, 1995, the Company has advanced $12,975. (See Notes 5 and 14C).

NOTE 3 - DUE FROM STOCKHOLDERS

Due from stockholders' is comprised of the following:

Amount due from stockholder, revolving in nature and  non-interest bearing                            $ 25,593

Loan due from stockholder, dated April 4, 1995, with principal plus accrued interest at 10% per year repayable in two annual installments. Interest accrued
and added to the loan balance is $3,750 at December 31, 1995.                                           53,750
                                                                                                      --------

         Total Due From Stockholders                                                                    79,343


         Less current portion                                                                           54,343
                                                                                                      --------

                                                                                                      $ 25,000
                                                                                                      ========

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment are summarized by major classifications as follows:

                 Office equipment                                                     $150,739
                 Furniture, fixtures and equipment                                      81,621
                 Leasehold improvements                                                166,803
                                                                                      --------
                                                                                       399,163
                 Accumulated depreciation                                               89,073
                                                                                      --------
                                                                                      $310,090
                                                                                      ========

                               EPI GROUP LIMITED
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

NOTE 5 - OTHER ASSETS

Other assets includes the following:

                 Loan receivable, former investee*                                        $ 53,600
                 Due from affiliated company (Note 2)                                       12,975
                 Loan receivable, other                                                      3,000
                 Security deposits                                                          42,964
                 Trademarks, net of $6,916 of accumulated amortization                      27,743
                 Licenses, net of $9,587 of accumulated amortization                         1,663
                                                                                          --------
                                                                                          $141,945
                                                                                          ========

*In November 1995, The Company acquired, for $53,600, 51% of the shares of Ballantine and Reynolds Inc. (B&R), a newly formed joint venture with Richard Ballantine. On April 23, 1996, the Company sold its investment in B&R to its partner for $53,600. As of December 31, 1995, the Company has recharacterized this investment as a non-current loan receivable of $53,600 which bears interest at 8% per annum on amounts in excess of $5,100. As part of this agreement, the Company has agreed to buy 5,000 copies of the "Wolf Book" from B&R for $50,300. The purchase price of $50,300 will be offset against the recorded loan receivable, when and if the books are received.

NOTE 6 - LOAN PAYABLE, BANK

The Company has a line of credit at National Westminster Bank Plc. This credit line can be utilized in U.S. dollars or U.K. Sterling to a maximum of $500,000. It is repayable on demand and bears interest at the "Bank's base rate" plus 3% per annum (subject to a minimum rate of 7% per annum). The interest rate at December 31, 1995 was 8.75% per annum. Interest expense was $16,462 for the nine months ended December 31, 1995.

The credit line is guaranteed by the Company's stockholders and directors. (See
Note 14A)

NOTE 7 - ROYALTIES PAYABLE, CONSERVATION PARTNERS

The Company has entered into agreements with certain non-profit groups (Conservation Partners) wherein the Company is to promote the Conservation Partners' activities and programs through the creation, production and distribution of Sponsorship Kits and other promotional products. These agreements stipulate that the Conservation Partners will receive royalties of $1 to $2 per Sponsorship Kit sold. The Conservation Partners will also receive $9 to $10 for each renewal Sponsorship Kit sold to existing holders of these kits. Royalties to conservation partners were $359,743 for the nine months ended December 31, 1995.

These agreements also require the Company to mail four quarterly newsletters relating to each Conservation Partners' activities and programs, for each Sponsorship Kit sold, upon the return of a registration card by the purchaser. These registration cards do not have an expiration date.

                               EPI GROUP LIMITED
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

NOTE 7 - ROYALTIES PAYABLE, CONSERVATION PARTNERS (continued)

Accordingly, an accrual for sponsorship fulfillment of the future cost of these newsletters has been provided at $141,115 at December 31, 1995.

NOTE 8 - COMMISSIONS PAYABLE

The Company has entered into sales representation contracts with various companies, wherein each sales representative receives a negotiated commission on all orders that they generate. Additionally, certain employees receive varying commissions on sales generated. Commissions payable at December 31, 1995 were $26,795.

NOTE 9 - DUE TO STOCKHOLDERS'

Due to stockholders' is comprised of the following:

On April 4, 1995 the Company borrowed $25,000 from a stockholder.  Principal plus accrued interest at 10% per annum is repayable in two annual installments.  Interest accrued and added to the loan
balance is $1,849 at December 31, 1995.                                                               $ 26,849

On December 20, 1995 the Company borrowed $150,000 from a stockholder.  The loan is payable on demand and bears interest at the higher of 10% per annum or 3% over the interbank borrowing rate,
beginning January 1, 1996.                                                                              150,000
                                                                                                      ---------

         Total Due to Stockholders'                                                                     176,849

         Less current portion                                                                           164,349
                                                                                                      ---------

                                                                                                      $  12,500
                                                                                                      =========

NOTE 10 - OTHER INCOME

In October 1995, the Company received a settlement on certain litigation pertaining to non-performance of an environmentally themed free standing insert program. The Company realized net proceeds of $104,849 which is included in other income.

During 1995, the Company sold its equity securities which were classified as trading securities and recorded at market value. The original cost of the securities was $31,061. A gain of $2,845 was realized on the sale and is included in other income.

                               EPI GROUP LIMITED
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

NOTE 11 - INCOME TAXES

The provision for income taxes consists of the following:

                 Current :
                     Federal               $127,283
                     State                   54,342
                                           --------
                 Total current              181,625
                 Deferred benefit            (2,853)
                                           --------

                                           $178,772
                                           ========


Significant components of the Company's deferred tax assets and liabilities at December 31, 1995 are as follows:

         Deferred Tax Assets:
            Allowance for doubtful accounts                                  $  15,246
            Inventory (Note 13)                                                 51,610
            Compensated absences                                                 4,032
                                                                             ---------
                 Total Deferred Tax Assets                                   $  70,888
                                                                             =========

         Deferred Tax Liability:
            Property and equipment                                           $(24,925)
                                                                             =========

A valuation allowance against deferred tax assets was not required at either the beginning or end of the reporting period.

The following schedule summarizes income tax expense recorded by the Company at the applicable statutory rates for the nine months ended December 31, 1995.

                 Federal income tax rate                                     34%
                 State income tax, net of Federal tax benefit                 7%
                                                                             ---

                 Effective tax rate                                          41%
                                                                             ===


NOTE 12- COMMITMENTS AND CONTINGENCIES

A) The Company conducts its operations from facilities that are leased under a five-year non- cancelable operating lease expiring on April 30, 1997 with an additional five year option. Current annual rent is approximately $93,000 and will increase over the term, including the renewal period, to approximately $106,000. In July 1995, the Company leased a warehouse under a three-year non-cancelable lease, expiring in July 1998. Annual rental is $75,000 for the first two years and $90,000 in year three, plus a portion of real estate

                               EPI GROUP LIMITED
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

NOTE 12- COMMITMENTS AND CONTINGENCIES (continued)

taxes and 48% of the lessor's operating expenses each year, estimated in the lease at $15,421 per year. The lease has two options, the first for a two year term, the second for a five year term. Total rent expense amounted to approximately $137,500 for the nine months ended December 31, 1995.

The Company leases equipment under non-cancelable leases expiring in December 1997. Rent expense thereunder amounted to $25,100 for the nine months ended December 31, 1995. The Companys' facilities in Charlotte, North Carolina are leased on a month-to-month basis.

The future minimum rental payments under the above operating leases through expiration, of the present terms are as follows:

                                  Years                            Amount
                                  -----                            ------
                                  1996                            $ 184,000
                                  1997                              115,000
                                  1998                               53,000
                                                                  ---------

                                                                  $ 352,000
                                                                  =========

B) Approximately 40% of the Company's revenues are derived from four customers, each of whom account for approximately 10% of the total.

NOTE 13 - RESTATEMENT

The opening balance of retained earnings at April 1, 1995 has been reduced by $71,271 to reflect the reversal of certain capitalized inventory costs of $122,881 less the applicable increase in deferred tax assets at that date of $51,610. The costs in question had previously been capitalized to allocate certain warehousing and assembly costs related to certain products. The Company has determined that such capitalization was inappropriate.

NOTE 14 - SUBSEQUENT EVENTS (UNAUDITED)

A) On July 24, 1996, the Company entered into a $2,500,000 commercial revolving credit line with Peoples Bank and drew down $1,000,000 against this facility. This banking relationship replaced the line of credit at National Westminster Bank P.L.C. described in Note 6. The Peoples Bank credit line is repayable on July 24, 1997 with interest payable monthly at the bank's "Prime Rate" plus one-half percentage point. The credit line is secured by all Company assets and it is guaranteed by three of the Company's stockholders.

B) In September 1996, a senior employee of the Company agreed to accept 111 shares of the Company's common stock in consideration of her waiver of certain rights to receive commissions on sales generated by her for the Company, and to treat as fully earned, advance commissions of $64,000 previously paid to her. Accordingly, the authorized and issued $.01 par value common shares of the company were increased by 111 to 1111. Additionally, the common stock was reclassified into three classes, A, B and C, each of which have the same rights and privileges.

                               EPI GROUP LIMITED
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

NOTE 14 - SUBSEQUENT EVENTS (UNAUDITED) (continued)


C) By agreement dated September 17, 1996 the Company transferred all of its stock in Synergy Corporate Technologies Ltd.(Synergy) (Notes 2 and 5) to Synergy in consideration of the sum of $1 and the termination of any obligations under the terms of any existing agreements between the Company and Synergy or between any officer, director or shareholder of the Company and Synergy.

D) On September 18, 1996, Equity Marketing, Inc., a California-based, publicly-owned company, purchased all of the issued and outstanding common stock of the Company from its individual stockholders in exchange for $2,891,851 in cash plus potential additional cash consideration based upon the results of the Company's operations during the three-year period ending December 31, 1999 as described in the related stock purchase agreement dated September 18, 1996.

E) The Company is subject to various claims and actions, all of which have arisen in the ordinary course of business. In the opinion of management, none of these matters are expected to result in any significant liability to the Company.

                               EPI GROUP LIMITED

                            CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                ASSETS
CURRENT ASSETS:
  Cash . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   129
  Accounts receivable, net of allowance of $136  . . . . . .      1,097
  Inventory  . . . . . . . . . . . . . . . . . . . . . . . .      2,064
  Prepaid expenses and other current assets                         920
                                                                -------
    Total current assets . . . . . . . . . . . . . . . . . .      4,210
FIXED ASSETS, net  . . . . . . . . . . . . . . . . . . . . .        652
OTHER ASSETS . . . . . . . . . . . . . . . . . . . . . . . .         24
                                                                -------
    Total assets . . . . . . . . . . . . . . . . . . . . . .    $ 4,886
                                                                =======
                LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Bank borrowings  . . . . . . . . . . . . . . . . . . . . .    $ 1,000
  Accounts payable . . . . . . . . . . . . . . . . . . . . .      1,100
  Accrued liabilities  . . . . . . . . . . . . . . . . . . .      3,202
                                                                -------
    Total current liabilities  . . . . . . . . . . . . . . .      5,302
LONG TERM LIABILITIES  . . . . . . . . . . . . . . . . . . .        105
                                                                -------
    Total liabilities  . . . . . . . . . . . . . . . . . . .      5,407
                                                                -------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIT:
  Common stock, par value $.01, 1,111 shares authorized,
    issued and outstanding . . . . . . . . . . . . . . . . .        ---
  Additional paid-in capital . . . . . . . . . . . . . . . .        120
  Retained deficit . . . . . . . . . . . . . . . . . . . . .       (641)
                                                                -------
    Total stockholders' deficit . . . . . . . . . . . . . . .      (521)
                                                                -------
    Total liabilities and stockholders' deficit . . . . . . .   $ 4,886
                                                                =======

The accompanying notes are an integral part of this condensed balance sheet.

                               EPI GROUP LIMITED

       CONDENSED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

                                                                               NINE MONTHS ENDED
                                                                               -----------------
                                                                                  SEPTEMBER 30,
                                                                                  -------------

                                                                             1996             1995
                                                                             ----             ----
               REVENUES  . . . . . . . . . . . . . . . . . . . . .         $  4,047          $ 4,559

               COST OF SALES . . . . . . . . . . . . . . . . . . .            1,628            1,903
                                                                           --------          -------
                    Gross Profit . . . . . . . . . . . . . . . . .            2,419            2,656
                                                                           --------          -------

               OPERATING EXPENSES:
                    Salaries, wages and benefits . . . . . . . . .            1,100              700
                    Selling, general and administrative  . . . . .            2,522            1,296
                                                                           --------          -------
                         Total operating expenses  . . . . . . . .            3,622            1,996
                                                                           --------          -------
                         Income (loss) from operations . . . . . .           (1,203)             660

               INTEREST EXPENSE, net . . . . . . . . . . . . . . .             (165)             (24)
                                                                           --------          -------

                         Income (loss) before income taxes . . . .           (1,368)             636
               PROVISION (BENEFIT) FOR INCOME TAXES  . . . . . . .
                                                                               (213)             305
                                                                           --------          -------
                         Net income (loss) . . . . . . . . . . . .           (1,155)             331

               RETAINED EARNINGS, beginning of period  . . . . . .              514              222
                                                                           --------          -------
               RETAINED EARNINGS (DEFICIT), end of period  . . . .
                                                                           $   (641)         $   553
                                                                           ========          =======
               NET INCOME (LOSS) PER SHARE . . . . . . . . . . . .         $ (1,155)         $   331
                                                                           ========          =======
               WEIGHTED AVERAGE SHARES OUTSTANDING . . . . . . . .            1,000            1,000
                                                                           ========          =======



         The accompanying notes are an integral part of these condensed financial statements.

                               EPI GROUP LIMITED
                       CONDENSED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                           NINE MONTHS ENDED SEPTEMBER 30,
                                                                           -------------------------------
                                                                               1996              1995
                                                                               ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss) . . . . . . . . . . . . . . . . . . . . . . .             $ (1,155)         $   331
   Adjustments to reconcile net income to net cash provided by
     (used in) operating activities:
     Depreciation and amortization   . . . . . . . . . . . . . . .                  103               25
     Provision for doubtful accounts   . . . . . . . . . . . . . .                  100                9
     Loss on investment in affiliate   . . . . . . . . . . . . . .                   52              ---
     Changes in assets and liabilities:
          Increase (decrease) in cash and cash equivalents --
          Accounts receivable  . . . . . . . . . . . . . . . . . .                 (337)            (491)
          Production-in-process and inventory  . . . . . . . . . .               (1,172)            (484)
          Prepaid expenses and other assets. . . . . . . . . . . .                 (580)             (87)
          Accounts payable   . . . . . . . . . . . . . . . . . . .                  383              385
          Accrued liabilities  . . . . . . . . . . . . . . . . . .                2,694               92
                                                                               --------          -------
               Net cash (used in) provided by operating activities                   88             (220)
                                                                               --------          -------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of fixed assets   . . . . . . . . . . . . . . . . .                 (445)             (73)
                                                                               --------          -------
               Net cash used in investing activities . . . . . . .                 (445)             (73)
                                                                               --------          -------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net increase in bank borrowings . . . . . . . . . . . . . . .                  528              379

     Net change in amounts due to/from stockholders  . . . . . . .                 (192)             (76)
                                                                               --------          -------
               Net cash provided by financing activities . . . . .                  336              303
                                                                               --------          -------
               Net increase (decrease) in cash . . . . . . . . . .                  (21)              10


CASH, beginning of period  . . . . . . . . . . . . . . . . . . . .                  150              120
                                                                               --------          -------
CASH, end of period  . . . . . . . . . . . . . . . . . . . . . . .             $    129          $   130
                                                                               ========          =======

   The accompanying notes are an integral part of these condensed financial statements.

                               EPI GROUP LIMITED

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                (000'S OMITTED EXCEPT SHARE AND PER SHARE DATA)

NOTE 1 - BASIS OF PRESENTATION

In the opinion of management and subject to year-end audit, the accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and
Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. The results of operations for the interim periods are not necessarily indicative of the results for a full year. These condensed financial statements should be read in conjunction with the historical financial statements of EPI as of December 31, 1995 and for the nine month period then ended and pro forma condensed combining financial statements and footnotes thereto included in this Form 8-K/A.


NET INCOME (LOSS) PER SHARE

Net income (loss) per share was computed by dividing net income (loss) by the weighted average number of common shares outstanding during each period.

                             EQUITY MARKETING, INC.

               PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1996
                                  (UNAUDITED)


         The following unaudited pro forma condensed combining balance sheet as of September 30, 1996 and the pro forma condensed combining statements of income for the nine months ended September 30, 1996 and for the year ended December 31, 1995 illustrate the effect of the acquisition by the Company of 100 percent of the common stock of EPI Group Limited ("EPI") which occurred on September 18, 1996 in exchange for $2,891,000 in cash plus potential additional cash consideration based on the results of operations of the EPI business (as defined in the stock purchase agreement) during the three year period ending December 31, 1999. The EPI acquisition is being accounted for as a purchase, and as such the assets acquired and liabilities assumed are being recorded at their estimated fair market value. The unaudited pro forma condensed combining balance sheet assumes that the transaction occurred on September 30, 1996 and the unaudited pro forma condensed combining statements of income assumes that the transaction occurred at the beginning of the periods presented. The unaudited historical results for EPI's operations in 1995 are for the twelve month period then ended. The impact of the purchase to Equity Marketing, Inc.'s consolidated balance sheet is fully reflected on the September 30, 1996 balance sheet previously filed by the Company on Form 10-Q.

         The unaudited pro forma adjustments are based upon currently available information and upon certain assumptions that the Company believes are reasonable. The adjustments included in the unaudited pro forma combining financial statements represents the Company's preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma financial information.

         The unaudited pro forma condensed combining financial statements are not necessarily indicative of future results of operations that might have been achieved if the foregoing transaction had been consummated as of the indicated dates. The unaudited pro forma condensed combining financial statements should be read in conjunction with the historical financial statements of the Company and EPI together with the related notes thereto, included elsewhere in this Form 8-K.

                             EQUITY MARKETING, INC.

                  PRO FORMA CONDENSED COMBINING BALANCE SHEET
                            AS OF SEPTEMBER 30, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                            HISTORICAL
                                                 --------------------------------
                                                     EQUITY             EPI GROUP        PRO FORMA
                                                 MARKETING, INC.         LIMITED        ADJUSTMENTS       PRO FORMA
                                                 ---------------        ---------       -----------       ---------
CURRENT ASSETS:
 Cash and cash equivalents  . . . . . . .            $ 8,232            $    129        $ (2,891)(1)       $ 4,470
                                                                                          (1,000)(2)
 Accounts receivable, net   . . . . . . .             15,498               1,097             ---            16,595
 Production in process and inventory  . .              9,199               2,064            (240)(3)        11,023
 Prepaid expenses and other current
 assets   . . . . . . . . . . . . . . . .              1,277                 920             ---             2,197
                                                     -------            --------        --------           -------
       Total current assets . . . . . . .             34,206               4,210          (4,131)           34,285

FIXED ASSETS, net . . . . . . . . . . . .              2,054                 652            (523)(4)         2,183

GOODWILL AND OTHER INTANGIBLE ASSETS, net
                                                         214                 ---           5,445 (5)         5,659

OTHER ASSETS  . . . . . . . . . . . . . .                705                  24             ---               729
                                                     -------            --------        --------           -------

    Total assets  . . . . . . . . . . . .            $37,179            $  4,886        $    791           $42,856
                                                     =======            ========        ========           =======

CURRENT LIABILITIES:
 Bank borrowings  . . . . . . . . . . . .            $   ---            $  1,000        $ (1,000)(2)       $   ---
 Accounts payable   . . . . . . . . . . .             11,641               1,100             ---            12,741
 Accrued liabilities  . . . . . . . . . .              4,146               3,202           1,270 (6)         8,618
 Deferred revenue   . . . . . . . . . . .                228                 ---             ---               228
                                                     -------            --------        --------           -------
      Total current liabilities . . . . .             16,015               5,302             270            21,587
                                                     -------            --------        --------           -------

LONG TERM LIABILITIES . . . . . . . . . .                901                 105             ---             1,006
                                                     -------            --------        --------           -------

STOCKHOLDERS' EQUITY  . . . . . . . . . .             20,263                (521)            521 (7)        20,263
                                                     -------            --------        --------           -------

     Total Liabilities and Stockholders'
     equity . . . . . . . . . . . . . . .            $37,179            $  4,886        $    791           $42,856
                                                     =======            ========        ========           =======


    The accompanying notes are an integral part of this pro forma condensed combining balance sheet.

                             EQUITY MARKETING, INC.

               PRO FORMA CONDENSED COMBINING STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)


                                                            HISTORICAL
                                                 --------------------------------
                                                     EQUITY             EPI GROUP       PRO FORMA
                                                 MARKETING, INC.         LIMITED       ADJUSTMENTS        PRO FORMA
                                                 ---------------        ---------      -----------        ---------
REVENUES  . . . . . . . . . . . . . . . .            $76,714            $ 4,047         $ ---              $80,761

COST OF SALES . . . . . . . . . . . . . .             56,926              1,628           ---               58,554
                                                     -------            -------         -----              -------
     Gross Profit . . . . . . . . . . . .             19,788              2,419           ---               22,207
                                                     -------            -------         -----              -------

OPERATING EXPENSES:
     Salaries, wages and benefits . . . .              7,523              1,100          (524)(8)            8,099
     Selling, general and administrative               4,638              2,522          (459)(9)            6,701
     Amortization of goodwill . . . . . .                ---                ---           204 (10)             204
                                                     -------            -------         -----              -------
          Total operating expenses  . . .             12,161              3,622          (779)              15,004
                                                     -------            -------         -----              -------
          Income (Loss) from operations  .             7,627             (1,203)          779                7,203

INTEREST INCOME (EXPENSE), net                           224               (165)           57 (11)             116
                                                     -------            -------         -----              -------
          Income (Loss) before provision
                 for income taxes . . . .              7,851             (1,368)          836                7,319
PROVISION (BENEFIT) FOR INCOME TAXES  . .              2,836               (213)           39 (12)           2,662
                                                     -------            -------         -----              -------
          Net income (loss) . . . . . . .            $ 5,015            $(1,155)        $ 797              $ 4,657
                                                     =======            =======         =====              =======

NET INCOME (LOSS) PER SHARE . . . . . . .            $  0.85                                               $  0.79
                                                     =======                                               =======

WEIGHTED AVERAGE
          SHARES OUTSTANDING  . . . . . .          5,903,944                                             5,903,944
                                                   =========                                             =========


    The accompanying notes are an integral part of this pro forma condensed combining financial statement.

                             EQUITY MARKETING, INC.

               PRO FORMA CONDENSED COMBINING STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

                                                            HISTORICAL
                                                 --------------------------------
                                                     EQUITY             EPI GROUP       PRO FORMA
                                                 MARKETING, INC.         LIMITED       ADJUSTMENTS      PRO FORMA
                                                 ---------------        ---------      -----------      ---------
REVENUES  . . . . . . . . . . . . . . . .            $84,015              $5,983          $  --           $89,998

COST OF SALES . . . . . . . . . . . . . .             64,032               2,238             --            66,270
                                                     -------              ------          -----           -------
     Gross Profit . . . . . . . . . . . .             19,983               3,745             --            23,728
                                                     -------              ------          -----           -------

OPERATING EXPENSES:
     Salaries, wages and benefits . . . .              6,678               1,016           (385)            7,309
     Selling, general and administrative               6,353               2,141           (413)            8,081
     Amortization of Goodwill . . . . . .                ---                 ---            272               272
                                                     -------              ------          -----           -------
          Total operating expenses  . . .             13,031               3,157           (526)           15,662
                                                     -------              ------          -----           -------
          Income from operations  . . . .              6,952                 588            526             8,066

INTEREST INCOME (EXPENSE), net                           449                 (93)           (24)              332
                                                     -------              ------          -----           -------
          Income before provision for
                 income taxes . . . . . .              7,401                 495            502             8,398
PROVISION FOR INCOME TAXES  . . . . . . .              2,812                 203            280             3,295
                                                     -------              ------          -----           -------
          Net income  . . . . . . . . . .            $ 4,589              $  292          $ 222           $ 5,103
                                                     =======              ======          =====           =======

NET INCOME PER SHARE  . . . . . . . . . .            $  0.80                                              $  0.89
                                                     =======                                              =======

WEIGHTED AVERAGE
          SHARES OUTSTANDING  . . . . . .          5,728,549                                            5,728,549
                                                   =========                                            =========


    The accompanying notes are an integral part of this pro forma condensed combining financial statement.

                             EQUITY MARKETING, INC.

          NOTES TO PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1996
                                  (UNAUDITED)



1. To reflect cash consideration for the purchase of 100 percent of EPI's common stock.

2.  To reflect the repayment of EPI's bank borrowings.

3. To write down inventory to reflect post acquisition product line discontinuance.

4. To reflect the abandonment of leasehold improvements and equipment associated with EPI's Connecticut operations to be closed by the Company subsequent to the acquisition.

5. To record excess of purchase price over fair value of net assets acquired. The goodwill recorded does not reflect potential contingent cash consideration related to the operating results of the EPI business for the three year period ending December 31, 1999. To the extent such contingent consideration is paid, goodwill and the related amortization expense will increase accordingly.

6. To accrue costs associated with EPI's discontinued Connecticut operations and transaction costs.

7.  To eliminate EPI's stockholders' equity deficit.

8. To reflect the reduction in salaries, wages and benefits due to discontinuing EPI's Connecticut operations and the related termination of administrative, accounting and warehousing staff.

9. To reflect elimination of selling, general and administrative expenses related to discontinuing EPI's Connecticut operations, including operating leases.

10. To record amortization of goodwill resulting from the acquisition of EPI. Goodwill is assumed to be amortized on the straight-line basis over 20 years.

11. Represents the elimination of finance charges on EPI's short-term product financing arrangements, offset by reduction in interest income due to cash paid for the purchase of the EPI common stock.

12. To adjust provision for income taxes to the Company's historical effective rate.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       EQUITY MARKETING, INC.



Date:  December 2, 1996                By:  /s/ KENNETH M. FISHER
                                          -------------------------------------
                                                Kenneth M. Fisher
                                                Senior Vice President and
                                                Chief Financial Officer

                                 EXHIBIT INDEX



 No.               Description
 ---               -----------
 10.               Stock Purchase Agreement, dated September 18, 1996, by and among Equity
                   Marketing, Inc. and the Stockholders of EPI Group Limited.*

 23.1              Consent of Arthur Andersen LLP

 23.2              Consent of Shubert and Rosen, LLP
 99.               Press Release issued by Equity Marketing, Inc., dated September 18, 1996.*

---------------
* Previously filed as an exhibit to Equity Marketing, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 2, 1996 incorporated herein by reference.